Exhibit 5.1

Goodwin Procter LLP 1900 N Street, NW Washington, DC 20036 goodwinlaw.com +1 202 346 4000 February 16, 2024

Vontier Corporation

5438 Wade Park Boulevard, Suite 600

Raleigh, North Carolina 27607

Re:	Securities Being Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by Vontier Corporation, a Delaware corporation (the “Company”), of any combination of (i) the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) the Company’s preferred stock, no par value per share (“Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”); (iii) the Company’s debt securities (“Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Stock Purchase Units (as defined below ) (“Warrants”), (v) units comprised of Stock Purchase Contracts (as defined below) and either Debt Securities or certain debt obligations of third parties (the “Stock Purchase Units”), and (vi) purchase contracts of the Company, obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, Common Stock at a future date or dates (“Stock Purchase Contracts”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Units and Stock Purchase Contracts are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Units and Stock Purchase Contracts) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, and on certificates of officers of the Company.

The opinions set forth below are limited to the Delaware General Corporation Law and the law of New York.

Vontier Corporation

February 16, 2024

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) each of the Debt Securities, Warrants, Stock Purchase Units and Stock Purchase Contract Agreements, and the indentures, warrant agreements, unit agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Stock Purchase Unit or Stock Purchase Contract), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, then available for issuance under the Company’s certificate of incorporation as then in effect (the “Charter”).

For purposes of the opinions set forth below, we refer to the following as the “Future Approval and Issuance” of Securities:

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with respect to any of the Securities, (a) the approval by the Company of the amount, terms and issuance of such Securities (the “Approval”) and (b) the issuance of such Securities in accordance with the Approval upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid in accordance with the Approval;

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with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the Delaware Secretary of State, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Stock in accordance with the Charter and applicable law;

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with respect to Depositary Shares, (a) the approval, execution and delivery by the Company and the Depositary of the deposit agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the deposit agreement and applicable law, (c) the delivery to the Depositary of the shares of Preferred Stock represented by the Depositary Shares in accordance with the Charter and applicable law, (d) the issuance of the Depositary Shares in accordance with the Approval therefor upon the receipt by the Company of the consideration to be paid therefore in accordance with the authorization and (e) the execution, countersignature and issuance of depositary receipts evidencing the Depositary Shares in accordance with the deposit agreement and applicable law.

Vontier Corporation

February 16, 2024

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with respect to Debt Securities, (a) the approval, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee and/or (b) the establishment of the terms of such Securities by the Company in conformity with the indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the indenture or supplemental indenture and applicable law; and

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with respect to Warrants, Stock Purchase Units or Stock Purchase Contracts, (a) the approval, execution and delivery by the Company and any other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Approval and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. Upon the Future Approval and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. Upon the Future Approval and Issuance of Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Shares and the deposit agreement.

4. Upon the Future Approval and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

5. Upon the Future Approval and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

6. Upon the Future Approval and Issuance of Stock Purchase Units, such Stock Purchase Units will be valid and binding obligations of the Company.

7. Upon the Future Approval and Issuance of Stock Purchase Contracts, such Stock Purchase Contracts will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

Vontier Corporation

February 16, 2024

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/S/ Goodwin Procter LLP

GOODWIN PROCTER LLP